UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Cardiff Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35558	27-2004382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11055 Flintkote Avenue
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 952-7570

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRDF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 19, 2026, Cardiff Oncology, Inc. (the “Company”) filed a lawsuit against Nerviano Medical Sciences S.r.l. (“NMS”) disputing NMS’s allegation that the Company materially breached the License Agreement dated March 13, 2017 between the Company and NMS (the “Agreement”) by declining to name NMS employee Dr. Barbara Valsasina as a joint inventor of the Company’s U.S. Pat. Nos. 12,144,813 and 12,263,173 (the “Cardiff Patents”). The complaint, filed in the United States District Court for the Southern District of California, seeks injunctive relief requiring NMS to continue performing under the Agreement, a declaratory judgment that the Company did not breach the Agreement and additional relief.

On May 27, 2026, the Company was informed in writing by NMS that NMS was terminating the Agreement pursuant to Section 11.3 of the Agreement. NMS alleges that the Company materially breached the Agreement by failing to correct or give NMS a power of attorney to correct the inventorship of the Cardiff Patents to include NMS employee Dr. Barbara Valsasina as a joint inventor in breach of, inter alia, Section 10.2(c) of the Agreement. In addition, NMS alleges that that the Company has failed to use Commercially Reasonable Efforts (as defined in the Agreement) to conduct development activities and to obtain Regulatory Approvals (as defined in the Agreement) for onvansertib in material breach of Sections 7.3, 7.5 and 7.9 of the Agreement. The Company promptly responded to NMS that the notice of termination is legally ineffective, factually unsupported and procedurally improper, and that the Company will continue to perform under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIFF ONCOLOGY, INC.

Date:	May 29, 2026	By:	/s/ Mani Mohindru
Mani Mohindru Chief Executive Officer